                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   ----------


                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported):  July 10, 1998


                                  Safeway Inc.
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             (Exact name of registrant as specified in its charter)


           Delaware                      1-00041                  94-3019135
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(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
      of Incorporation)                                        Identification
                                                                   Number)


            5918 Stoneridge Mall Road, Pleasanton, California 94588
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            (Address of principal executive offices)       (Zip Code)


                                 (925) 467-3000
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              (Registrants' telephone number, including area code)


                                      n/a
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         (Former name or former address, if changed since last report)
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Item 5. Other Events.


      Safeway Inc. (the "Company") previously reported in Note K to its consolidated financial statements, under the caption "Legal Matters" on page 35 of the 1997 Annual Report to Stockholders, information concerning the 1996 purported class action alleging that the Company fraudulently (i) obtained settlements of certain claims arising out of the 1988 Richmond warehouse fire and (ii) made statements that induced claimants not to file actions within the time period under the statute of limitations. On May 19, 1998, the California Court of Appeal affirmed the Superior Court's May 1997 dismissal of the case. Plaintiffs' request for rehearing by the Court of Appeal was denied on June 12, 1998. On June 26, 1998, plaintiffs filed a petition for review by the California Supreme Court.

      On July 10, 1998, Safeway was served with a new case filed in the Superior Court for Alameda County, California by the same attorney that handled the purported class action described in the preceding paragraph. The new complaint asserts allegations that are generally similar to those in the case described above, and seeks damages of $5,000 per plaintiff, plus interest, and punitive damages. It purports to be filed on behalf of approximately 23,000 individual plaintiffs. The claims made in the new case are substantially the same as those considered and rejected by the Court of Appeal in its ruling in Safeway's favor in the case described above. Because of the substantial similarity of the claims in this suit and the case that has been dismissed, and the basis for the affirmance by the Court of Appeal, the Company believes that the claims are without merit and intends to defend itself vigorously.



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 15, 1998



                                          SAFEWAY INC.



                                          By:   /s/  Michael C. Ross
                                              -----------------------------
                                              Michael C. Ross
                                              Senior Vice President,
                                              Secretary and General Counsel